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                                                                   EXHIBIT 10.12

                         KWIKSTAR COMMUNICATIONS LTD.

                       1994 INCENTIVE STOCK OPTION PLAN


1. The directors may from time to time, in their discretion, grant to directors, officers, employees and other key personnel of the Corporation or any of its subsidiaries, in connection with their employment or position, an option to purchase common shares in the capital of the Corporation. Subject to the limitations contained herein, the directors are authorized to provide for the grant and exercise of options on such terms (which may vary as between options) as they shall determine. All decisions and interpretations made by the directors shall be binding and conclusive on the Corporation and on all persons eligible to participate in this Plan. No option shall be granted to any person except upon recommendation of the directors. A person to whom an option is granted hereunder is hereinafter referred to as an "option holder".

2. The purchase price of any common shares in respect of which an option may be granted under this Plan shall be such price as shall be fixed by the directors, subject to the limitations imposed by a stock exchange on which the Corporation may list its common shares for trading and any other regulatory authority having jurisdiction in such matters (the "Relevant Regulatory Authority").

3. The common shares subject to each option shall become purchasable at such time or times as may be determined by the directors. Each option shall by its terms not be exercisable after the expiration of five (5) years from the date it is granted and may expire on such earlier date or dates as may be fixed by the directors. Any common shares not purchased prior to the expiration of an option granted hereunder may thereafter be reallocated in accordance with the provisions of this Plan.

4. In the event an option holder shall go on an approved leave of absence, the directors may make such provision respecting continuance of the option as they may deem equitable, except that in no event shall any option be exercisable after the date specified in it for expiration. In making such equitable provisions for an option holder on leave of absence, the relationship between such person and the Corporation shall be treated as continuing for the purposes of this Plan.

5. Any option granted under this Plan shall be non-assignable and non-transferable by the option holder and shall be exercisable during the option holder's lifetime only by the option holder. The directors may make such arrangements as they deem advisable for the exercise of an option by an option holder who has ceased to be a director, officer or employee of the Corporation, or by the estate or heirs of the option holder, subject to the limitations imposed by the Relevant Regulatory Authority.

6. No option holder shall have any of the rights of a shareholder in respect to common shares under an option until such common shares shall have been paid for in full and issued by the Corporation.
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7.        The number of common shares reserved for options under this Plan shall equal ten percent (10%) of the issued and outstanding common shares of the Corporation on a non-diluted basis, and such reservation shall increase or decrease as the number of issued and outstanding common shares of the Corporation changes. The aggregate number of common shares reserved for issuance to any one (1) individual shall not exceed five percent (5%) of the issued and outstanding common shares of the Corporation.

8. In the event the Corporation is reorganized, amalgamated, merged with or consolidated into another corporation, or in the event there is a change in control of the Corporation, the directors may make such arrangements as they shall deem appropriate for the exercise of outstanding options or continuance of outstanding options.

9. A written agreement shall be entered into between the Corporation and each option holder hereunder, which agreement shall set out the option price and the terms and conditions on which the option may be exercised, all in accordance with the provisions of this Plan. The agreement shall be in such form as the directors may from time to time approve.

10. The directors may at any time, without further action by the shareholders, subject to the requirements of the Relevant Regulatory Authority, amend this Plan or any option granted hereunder in such respects as it may consider advisable or terminate this Plan. The directors may not, however, without the consent of an option holder, alter or impair any of the rights or obligations under an option theretofore granted.